UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 19, 2018

Blueprint Medicines Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-37359	26-3632015
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

45 Sidney Street Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 374-7580

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01Entry into a Material Definitive Agreement.

On September 19, 2018, Blueprint Medicines Corporation (the “Company”) entered into a First Amendment of Lease (the “Lease Amendment”) with UP 45/75 Sidney Street, LLC (the “Landlord”).  The Lease Amendment amends certain terms of the Company’s existing lease with the Landlord, dated April 28, 2018 (the “Lease”),  pursuant to which the Company previously leased 99,833 rentable square feet of office and laboratory space located at 45 Sidney Street, Cambridge, Massachusetts 02139 (the “Existing Premises”). The Lease Amendment, which is effective September 19, 2018, expands the rentable square footage of the Existing Premises from approximately 99,833 square feet to approximately 139,216 square feet (such additional square footage, the “Expansion Space”).

Under the Lease Amendment, the date on which the Company will become responsible for paying rent with respect to the Expansion Space (the “Rent Commencement Date”) will be the earlier of (i) the date upon which the Company first occupies the Expansion Premises for business purposes or (ii) July 1, 2019. The Company currently anticipates the Rent Commencement Date will be approximately July 1, 2019. The initial term of the Lease with respect to the Expansion Space expires on November 30, 2029, unless terminated sooner.

Pursuant to the Lease Amendment, the monthly base rent for the Expansion Premises will start at approximately $270,000 beginning on the Rent Commencement Date through the 12 month anniversary of the Rent Commencement Date. The monthly base rent for the Expansion Premises will increase by 3.0% on the 12 month anniversary of the Rent Commencement Date and will increase by an additional 3.0% on an annual basis for the remainder of the initial term up to a maximum monthly base rent of approximately $362,000. Pursuant to the Lease Amendment, the Company will also be obligated to pay certain taxes and operating costs associated with the Expansion Premises during the term of the Lease. The Landlord has also agreed to provide the Company with a tenant improvement allowance of approximately $3.2 million for improvements to be made to the Expansion Premises. The Company will be obligated to maintain an additional security deposit with the Landlord for the Expansion Premises in the amount of approximately $0.8 million.

The foregoing description of the material terms of the Lease Amendment is qualified in its entirety by reference to the complete text of the Lease Amendment,  a copy of which is filed as exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03Creation of a Direct Financial Obligation or an Obligation Under an Off-balance Sheet Arrangement of a Registrant.

The description of the Lease Amendment in “Item 1.01 Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated by reference in its entirety into this Item 2.03.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	First Amendment of Lease, dated September 19, 2018, between Blueprint Medicines Corporation and UP 45/75 Sidney Street, LLC

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEPRINT MEDICINES CORPORATION

Date: September 25, 2018	By:	/s/ Tracey L. McCain
Tracey L. McCain
Chief Legal Officer

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